Exhibit 10.4
REINSURANCE GROUP OF AMERICA, INCORPORATED
FLEXIBLE STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

    Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), and ______________________ (“Employee”) hereby agree as follows:

SECTION 1
GRANT OF OPTION

    Pursuant to the Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated effective May 23, 2017 (the “Plan”), and pursuant to action of the Committee charged with the Plan’s administration, the Company has granted to Employee, effective __________ (the “Date of Grant”), subject to the terms, conditions and limitations stated in this Non-Qualified Stock Option Agreement (this “Agreement”), the Plan and the Company’s Executive Compensation Recoupment Policy (as discussed in Section 8(c)), an option (“Option”) to purchase, at the price specified in Section 2, __________ shares (each, an “Option Share”) of Common Stock. The Option is exercisable as provided in Section 3.

SECTION 2
OPTION PRICE

    The purchase price per Option Share shall be $______ (the “Purchase Price”), which is the Fair Market Value of one share of Common Stock as of the Date of Grant.

SECTION 3
EXERCISE OF OPTION

    (a)    Right to Exercise. This Option is exercisable at any time prior to the Expiration Date, but only to the extent vested on the date of such exercise.

    (b)    Method of Exercise. The Option may be exercised in whole or in part by Employee or any other individual, trust or entity authorized pursuant to the terms of this Agreement to exercise the Option (collectively, the “Exercisor”) at any time or from time to time in accordance with procedures established by the Committee. As promptly as practicable after such exercise of the Option, the Company shall issue the number of shares of Common Stock pursuant to Section 3(c) or, at the option of the Exercisor, pay the amount of cash determined pursuant to Section 3(d) to the Exercisor.

(c)    Terms of Exercise. Upon exercise of any vested portion of the Option in accordance with this Section 3, the Exercisor shall pay to the Company an amount equal to the Purchase Price multiplied by the number of Option Shares being exercised. As promptly as practicable after such exercise of the Option, the Company shall issue the
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specified number of shares of Common Stock to the Exercisor. Each exercised Option will be cancelled.

(d)    Net Settlement. The Exercisor may, at its sole discretion, exercise an Option by way of “net settlement” as provided in Section 12.1(d) of the Plan. In order to exercise an Option by way of “net settlement,” the Exercisor must provide written notice to the Company and designate the number of Options subject to the “net settlement” election. The Exercisor shall surrender the Option in exchange for a consideration equal to the excess of (i) the Fair Market Value of the specified number of Option Shares as of the date of exercise (which shall be determined by multiplying the number of Option Shares subject to the Option being exercised by the Fair Market Value of one share of Common Stock on the date of exercise) over (ii) an amount equal to the Purchase Price multiplied by the number of Option Shares subject to the Option being exercised (such excess, the “Option Value”). The Option Value (if a positive value) shall be paid in shares of Common Stock. The number of shares of Common Stock to be issued is equal to the Option Value divided by the Fair Market Value of one share of Common Stock on the date of exercise. Fractional shares will be paid in cash.  Each exercised Option will be cancelled.

If the Exercisor elects to exercise an Option by way of “net settlement,” subject to the requirements of the Income Tax Act (Canada) (the “Act”), and if the Employee is subject to taxation in Canada, the Company hereby agrees that it will elect under Subsection 110(1.1) of the Act, in the prescribed manner, that neither the Company, nor any person not dealing at arm’s length with the Company, will deduct any amount in computing its income for a taxation year in respect of any amount to or for the benefit of Employee for the surrender of rights under this Agreement.

SECTION 4
CONDITIONS AND LIMITATIONS ON RIGHT TO EXERCISE OPTION

(a)    Vesting. Subject to paragraph (b) of this Section and subject to Sections 6 and 7, this Option shall vest in four (4) equal annual installments of 25% commencing December 31 of the year of the Date of Grant.  The Option must be exercised, if at all, no later than ten (10) years from the Date of Grant (the “Expiration Date”).  The Option may be exercised in full or in part pursuant to this vesting schedule at any time prior to the Expiration Date.  Upon a partial exercise of this Option, the number of Option Shares available for future exercise shall be reduced by the portion of the Option so exercised.

Date	Cumulative Percentage of Option Shares That Are Vested
December 31, ____	25%
December 31, ____	50%
December 31, ____	75%
December 31, ____	100%

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    (b)    Exercise if No Longer an Employee.

    (1)    Termination. Except as provided in paragraphs (2) or (3) below, the Option may be exercised only by Employee while actually and actively serving as an officer or employee of the Company or any of its Affiliates or within 30 days following termination of employment.

Notwithstanding the foregoing, Employee may exercise the Option following termination of employment only to the extent the Option was vested and had not been exercised prior to such termination, and in no event may the Option be exercised after the Expiration Date.

For the purposes of this Agreement, an Employee’s termination of employment shall be deemed to occur on the Employee’s last day of actual and active employment, whether such date is chosen by the Employee, the Company or any of its Affiliates, or otherwise; provided that, an approved leave of absence shall not constitute a termination of employment for purposes of this Section so long as Employee’s right to re-employment is guaranteed either by statute, local law, contract or pursuant to any Company policy. Where re-employment is not so guaranteed, termination of employment of an employee on a leave of absence shall be deemed to occur on the first day after the end of such approved period of leave for the purposes of this Option.

For greater certainty, except as specifically required by statute, no period of notice, if any, or payment in lieu of notice, that is or ought to be given under applicable law or contract to the Employee upon termination of the Employee’s employment that follows or is in respect of a period that follows the Employee’s last day of actual and active employment shall be considered as extending the Employee’s period of employment for the purposes of determining the Employee’s rights under this Option.

The Employee shall have no entitlement to damages or other compensation arising from or related to not receiving any shares of Common Stock or cash which would have been granted or paid to the Employee after the Employee’s last day of active and actual employment. However, nothing herein is intended to limit any statutory entitlements on termination and such statutory entitlements shall, if required, apply despite any language to the contrary.

    (2)    Disability or Death. Notwithstanding the vesting schedule set forth in Section 4(a) above, if Employee ceases to be employed by the Company or any of its Affiliates prior to the Expiration Date due to Disability or death, the Option shall become immediately 100% vested with respect to the portion of the Option not exercised prior to the date of Disability or death, and the Option may be exercised at any time within five (5) years following the earlier to occur of death or Disability, but in no event later than the Expiration Date. Should this Section 4(b)(2) become operative because of Employee’s death, or should Employee die after Employee’s Disability, then the Option

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may be exercised by: (i) a legatee or legatees of Employee under Employee’s last will; (ii) Employee’s personal representative(s) under Employee’s last will or, if Employee died without a will, the executor of Employee’s probate estate; or (iii) the trustee(s) of Employee’s revocable living trust or of a trust indenture of which Employee is a grantor or a beneficiary.

For purposes of this Agreement, “Disability” means disability as defined in any long-term disability plan maintained by the Company or an Affiliate which covers Employee or, in the absence of any such plan, the physical or mental condition of Employee arising prior to the Expiration Date, which in the opinion of a qualified physician chosen by the Company prevents Employee from continuing employment with the Company and its Affiliates.

    (3)    Retirement. If Employee ceases to be a full-time employee of the Company or any of its Affiliates (as may be determined by the Company or such Affiliate) at any time on or prior to December 31 of the year of the Date of Grant due to Retirement, this Agreement will terminate and be of no further force or effect and the Option awarded to Employee hereunder shall be forfeited, unless otherwise determined by the Committee.

Upon Employee’s Retirement following December 31 of the year of the Date of Grant but prior to the Expiration Date, the Option shall continue to vest following such Retirement as provided in Section 4(a) above and shall remain exercisable as if Employee had continued his or her employment with the Company or its Affiliates following such Retirement, subject to Section 7 below; provided, however, that Employee must maintain full-time equivalent employment status (as may be determined by the Company or such Affiliate) through December 31 of the year of the Date of Grant. Notwithstanding the vesting schedule set forth in Section 4(a) above, upon Employee’s death following any such Retirement referred to in the immediately preceding sentence but prior to the Expiration Date, the Option shall become immediately 100% vested with respect to the portion of the Option not exercised prior to Employee’s death. The Option may be exercised at any time within five (5) years following Employee’s death (but in no event later than the Expiration Date) by: (i) a legatee or legatees of Employee under Employee’s last will; (ii) Employee’s personal representative(s) under Employee’s last will or, if Employee died without a will, the executor of Employee’s probate estate; or (iii) the trustee(s) of Employee’s revocable living trust or of a trust indenture of which Employee is a grantor or a beneficiary. In no event may any portion of this Option be exercised after the Expiration Date.

For purposes of this Agreement, “Retirement” shall mean termination of employment with the Company and its Affiliates after Employee has attained a combination of age and years of service that equals at least sixty-five (65); provided that, (A) Employee has been employed by the Company and its Affiliates for at least five (5) years and (B) the maximum number of years of service credited for purposes of this calculation shall be ten (10).

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    (c)    Dividend Equivalents. This Option shall not include dividend equivalent payments or dividend credit rights.

SECTION 5
DELIVERY OF SHARES

    The Company shall not be required to issue or deliver any shares of Common Stock, if applicable, upon the exercise of this Option prior to (a) the admission of such shares to listing on any stock exchange on which the Company’s Common Stock may then be listed, (b) the completion of any registration and/or qualification of such shares under any state or federal laws (including without limitation the Securities Act of 1933, as amended) or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable, or (c) if the Company so requests, the filing with the Company by the Exercisor of a representation in writing at the time of such exercise that it is such Exercisor’s present intention to acquire the shares being purchased for investment and not for resale or distribution.

SECTION 6
CHANGE OF CONTROL

    Notwithstanding the vesting schedule set forth in Section 4(a), upon a Change of Control prior to Employee’s termination, Retirement, Disability or death (as described in Section 4(b)), the Option shall become immediately 100% vested with respect to the portion of the Option not exercised prior to the Change of Control (but in no event may Employee exercise any portion of the Option after the Expiration Date).

SECTION 7
CANCELLATION

     Notwithstanding anything herein to the contrary, this Agreement shall be cancelled and the Option granted hereby shall be forfeited, without any further action by the Committee, as a result of Employee’s Malfeasance. Upon such cancellation, all rights of Employee hereunder shall terminate, irrespective of whether the Option is otherwise vested, and the shares of Common Stock reserved for use hereunder shall be available for future grant in accordance with the Plan. “Malfeasance” means (1) any conduct, act or omission that is contrary to Employee’s duties as an officer or employee of the Company or any of its Affiliates, or that is inimical or in any way contrary to the best interests of the Company or any of its Affiliates, or (2) employment of Employee by or association of Employee with an organization that competes with the Company or any of its Affiliates, in each case as determined by the Committee.

SECTION 8
MISCELLANEOUS

    (a)    Rights in Shares Prior to Issuance. Prior to issuance of shares of Common Stock in accordance with Section 3, neither Employee nor his or her legatees, personal representatives or distributees (i) shall be deemed to be a holder of any shares of

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Common Stock subject to this Option or (ii) have any voting rights with respect to any such shares.

    (b)    Non-assignability. This Option shall not be transferable by Employee other than by will or by the laws of descent and distribution; provided that, Employee may transfer the Option during his or her lifetime to a revocable living trust of which Employee is grantor, or to another form of trust indenture of which Employee is a grantor or a beneficiary. This Option may be exercised during Employee’s lifetime only by Employee; Employee’s guardian, power of attorney, or legal representative; or the trustee of Employee’s revocable living trust or of a trust indenture of which Employee is a grantor or a beneficiary.

    (c)    Recoupment. The awards granted pursuant to this Agreement are subject to the terms and conditions contained in the Company’s Executive Compensation Recoupment Policy (the “Recoupment Policy”), which permits the Company to recoup all or a portion of awards made to certain employees upon the occurrence of any Recoupment Event (as defined in the Recoupment Policy).

    (d)    Designation of Beneficiaries. Employee may file with the Company a written designation of a beneficiary or beneficiaries to exercise, upon Employee’s death, the Option granted hereunder, subject to all of the provisions of this Agreement. An Employee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may recognize only an exercise by the personal representative of the estate of Employee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

    (e)    Changes in Capital Structure. If there is any change in the Common Stock by reason of any extraordinary dividend, stock dividend, spinoff, splitup, spinout, recapitalization, warrant or rights issuance or combination, exchange or reclassification of shares, merger, consolidation, reorganization, sale of substantially all assets or, as determined by the Committee, other similar or relevant event, then the number, kind and class of shares of Common Stock available for Options and the number, kind and class of shares of Common Stock subject to outstanding Options and the exercise price thereof, as applicable, shall be appropriately adjusted by the Committee. The issuance of shares of Common Stock for consideration and the issuance of rights with respect to Common Stock shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section shall require the issuance of any fractional shares.

    (f)    Right to Continued Employment. Nothing in this Agreement shall confer on Employee any right to continued employment or interfere with the right of an employer to terminate Employee’s employment at any time.

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    (g)    Option Not An Incentive Stock Option. This Option is not, and will not be treated as, an Incentive Stock Option under Section 422 of the Code.

    (h)     Tax Withholding. Employee must pay, or make arrangements acceptable to the Company for the payment of any and all federal, state and local tax withholding that in the opinion of the Company is required by law. Unless Employee satisfies any such tax withholding obligation by paying the amount in cash or by check, the Company will withhold shares of Common Stock having a Fair Market Value on the date of withholding equal to the tax withholding obligation.

(i)    Copy of Plan. By signing this Agreement, Employee acknowledges receipt of a copy of the Plan and any offering circular related to the Plan.
(j)    Choice of Law; Venue. This Agreement will be governed by the laws of the State of Missouri, without giving regard to the conflict of law provisions thereof. Any legal action arising out of this Agreement may only be brought in the Circuit Court in St. Louis County and/or the United States District Court in St. Louis, Missouri.
(k)    Execution. An authorized representative of the Company has signed this Agreement, and Employee has signed this Agreement to evidence Employee’s acceptance of the award on the terms specified in this Agreement and the Plan, all as of the Date of Grant.
(l)     Language. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

SECTION 9
TERMS OF THE PLAN

    This award is granted under and is expressly subject to all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Plan and this Agreement are administered by the Committee. Any determination under the Plan or this Agreement made by the Committee shall be at the Committee’s sole discretion. The Committee shall have the discretion to reduce or eliminate any unvested portion of the Option outstanding hereunder. Capitalized terms used and not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Plan.

Signature page follows.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of ________, ____.

                “Company”
                Reinsurance Group of America, Incorporated

                By:
                Name:    Anna Manning
                Title: President & Chief Executive Officer

                “Employee”

                Name: _________________________

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